AUXIER ASSET MANAGEMENT LLC
                         CODE OF ETHICS/CODE OF CONDUCT


I. REGULATION

As a Registered Investment Adviser, Auxier Asset Management LLC (AAM) and its employees are subject to regulation by the Securities and Exchange Commission
(SEC), the Department of Labor (DOL) with respect to ERISA and other employee benefit accounts managed, and the individual states in which we conduct our business.


The rules promulgated by the above agencies are too extensive to list in any manual. The regulations that are most relevant are as follows:

          1. The Securities Act of 1933

          2. The Securities Exchange Act of 1934

          3. The Investment Advisers Act of 1940

          4. Employee Retirement Income Security Act (ERISA)


II. POLICY STATEMENT ON INSIDER TRADING

AAM forbids any officer, director, or employee from trading, either personally or on behalf of others (such as mutual funds and private accounts managed by AAM), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." AAM's policy applies to every officer, director, and employee and extends to activities within and outside their duties at AAM. Every officer, director, and employee must read and retain this policy statement. Any questions regarding policy and procedures should be referred to Jeff Auxier and AAM's Compliance Officer.


The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or the communication of material nonpublic information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          1. Trading by an insider, while in possession of material nonpublic information.


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          2. Trading by a noninsider,  while in possession of material nonpublic information, where the information either was disclosed to the noninsider in violation of an insider's duty to keep it confidential or was misappropriated.


     3. Communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.


     A. WHO IS AN INSIDER?

The concept of "insider" is broad. It includes officers, directors, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, AAM may become a temporary insider of a company it advises or for which it performs other services.


According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.


B. WHAT IS MATERIAL INFORMATION?


Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL employee was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.


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C. WHAT IS NONPUBLIC INFORMATION?


Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public.


D. PENALTIES FOR INSIDER TRADING


Penalties for communicating or trading on material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include the following:


          1. Civil injunctions.

          2. Treble damages.

          3. Disgorgement of profits.

          4. Jail sentences.

          5. Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited.

          6. Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.


In addition, any violation of this policy statement can be expected to result in serious sanctions by AAM, including dismissal of the persons involved.


III. BASIS FOR LIABILITY

A. FIDUCIARY DUTY THEORY

In 1980 the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. CHIARELLA V. U.S., 445 U.S. 22 (1980).



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In DIRKS V. SEC 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a benefit that will translate into future earnings, or even evidence of a relationship that suggest a quid pro quo.


B. MISAPPROPRIATION THEORY


Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. V. CARPENTER, supra, the Court found, in 1987, a columnist defrauded THE WALL STREET JOURNAL when he stole information from the JOURNAL and used it for trading in the securities markets. It should be noted that the misappropriation theory could be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.


IV. EMPLOYEE SECURITIES TRANSACTIONS

Employees are required to promptly report all securities transactions in which they have a direct or indirect interest, except direct obligations of the U.S. government. . Definitions of UNDERLINED terms are included in Appendix A.

A. PRECLEARANCE REQUIREMENTS

          (1) o PRIOR approval from the Compliance Officer is required on all employee equity securities transactions.

          (2) No later than the day following the execution of a personal securities transaction, the employee effecting the transaction will notify trading area and Compliance Officer of the price, quantity and broker/dealer effecting the employee transaction.

B. REPORTING REQUIREMENTS

          (1) INITIAL HOLDING REPORTS No later than ten (10) days after an becoming an employee, the employee must report the following information:

               (a) the title, number of shares and principal amount of each security (whether or not publicly traded ) in which he/she has any direct or


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                    indirect  BENEFICIAL  OWNERSHIP  as of  the  date  he or she became an employee;

               (b) the name of any broker, dealer or bank with whom the employee maintained an account in which any securities were held for the employee's direct or indirect benefit as of the date he or she became an employee; and

               (c)  the date that the report is submitted.

          (2) DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS Each employee is required to arrange for the submission of duplicate confirmations and account statements to the Compliance Officer reflecting all securities transactions in which the employee has a direct or indirect beneficial interest. If an employee invests in mutual funds or partnerships, statements generated to reflect the employee's transaction activity shall satisfy this requirement.

          (3)  QUARTERLY CERTIFICATION AND ANNUAL REPORTS

               (a) ANNUAL CERTIFICATION Annually, an employees must certify in writing that they have read and agree to abide by the Code.

               (b) ANNUAL REPORT Annually, each employee must confirm annually, in writing, to the Compliance Officer that the information contained in the initial holdings report (if applicable) and duplicate confirmations and statements submitted on his/her behalf accurately reflects the employee's direct and indirect beneficial interests any security. The confirmation must be dated.

          (4) CERTIFICATION OF COMPLIANCE Each employee is required to certify annually (in the form of Attachment A) that they have read and understood the Code and recognize that they are subject to the Code. Further, each employee is required to certify annually that he/she has complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

          (5) ACCOUNT OPENING PROCEDURES Each employee shall provide written notice to the Compliance Officer and receive AAM approval prior to opening any account with any entity through which a security transaction may be effected. In addition, each employee must promptly:

               (a) provide full access to a FUND, its agents and attorneys to any and all records and documents which the FUND considers relevant to any securities transactions or other matters subject to the Code;


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               (b)  cooperate  with a FUND,  or its  agents  and  attorneys,  in investigating any securities transactions or other matter subject to the Code.

               (c) provide a FUND, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter to the Code; and

               (d) promptly notify the Compliance Officer or such other individual as a FUND may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

V. COMPLIANCE OFFICER

          A. DUTIES OF COMPLIANCE OFFICER LILLIAN WALKER, OPERATIONS AND COMPLIANCE MANAGER of AAM, has been appointed as the Compliance Officer to:

          (1) review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

          (2) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

          (3) compare, on a quarterly basis, all securities transactions within the past 60 days with a FUND's completed portfolio transactions to determine whether a Code violation may have occurred;

          (4) maintain a signed acknowledgement by each person who is then subject to this Code, in the form of Attachment A; and

          B. POTENTIAL TRADE CONFLICT When there appears to be a transaction that conflicts with the Code, the Compliance Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Compliance Officer with a recommendation of appropriate action to AAM's Manager, J. Jeffrey Auxier.

          C. REQUIRED RECORDS The Compliance Officer shall maintain and cause to be maintained:

          (1) a copy of any code of ethics adopted by AAM which has been in effect during the previous five (5) years in an easily accessible place;

          (2) a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for


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          at least five (5) years  after the end of the fiscal year in which the violation occurs;

          (3) a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          (4) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by AAM, in an easily accessible place;

          (5) a copy of each written report and certification required pursuant to Section 5(E) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          (6) a record of any decision, and the reasons supporting the decisions, approving the acquisition by employees of privately placed securities for at least five (5) years after the end of the fiscal year in which the approval is granted.

          D. POST-TRADE REVIEW PROCESS Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

          (1) EMPLOYEE TRADES Transactions by an employee within seven days before and after a Fund, for which the portfolio manager makes or participates in making a recommendation, trades in that security.

          (2) POTENTIAL CONFLICTS Transactions by employees in securities, which, within the most recent 15 days, are or have been held by a FUND or are being or have been considered by the Fund or AAM for purchase by the Fund.

          (3) OTHER ACTIVITIES Transactions which may give the appearance that an employee has executed transactions not in accordance with this Code.

          E. SUBMISSION TO FUND BOARD The Compliance Officer shall annually prepare a written report to the Board of Trustees/Directors of a FUND that:

          (1) describes any issues under this Code or its procedures since the last report to the Board of Trustees/Directors, including, but not limited


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               to,  information  about  material   violations  of  the  code  or
               procedures and sanctions imposed in response to the material violations; and

          (2) certifies that AAM has adopted procedures reasonably necessary to prevent its employees from violating this Code.

VI. PROHIBITED TRANSACTIONS

          A. ALL DIRECTORS, OFFICERS AND EMPLOYEES

          (1) PROHIBITION AGAINST FRAUDULENT CONDUCT No director, officer or employee may use any information concerning a SECURITY HELD OR TO BE ACQUIRED by a FUND, or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a FUND. In addition, no director, officer or employee shall, directly or indirectly:

               (a) employ any device, scheme or artifice to defraud a FUND or engage in any manipulative practice with respect to a FUND;

               (b) make to a FUND, any untrue statement of a material fact or omit to state to a FUND a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a FUND; or

               (d)  engage in any manipulative practice with respect to a FUND.

          (2) CONFIDENTIALITY Except as required in the normal course of carrying out their business responsibilities, no director, officer or employee shall reveal information relating to the investment intentions or activities of any FUND, or securities that are being considered for purchase or sale on behalf of any FUND.

          B. BLACKOUT PERIOD Employees shall not purchase or sell a security in an account over which they have direct or indirect influence or CONTROL within seven days before and after a FUND trade in that security occurs. For purposes of this Section, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.


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          (1)  BLACKOUT PERIOD EXCLUSIONS The following  transactions  shall not be prohibited by this Code and are not subject to the limitations of Section 6(B):

               (a) purchases or sales over which the employee has no direct or indirect influence or CONTROL (for this purpose, you are deemed to have direct or indirect influence or CONTROL over the accounts of a spouse, minor children and relatives residing in the employee's home);

               (b)  purchases   which   are  part  of  an   automatic   dividend
                    reinvestment plan;

               (c) purchases or sales which are non-volitional on the part of the employee; and

               (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

          C. UNDUE INFLUENCE Employees shall not cause or attempt to cause any FUND to purchase, sell or hold any security in a manner calculated to create any personal benefit to them and shall not recommend any securities transactions for a FUND without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation, (i) BENEFICIAL OWNERSHIP of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between the employee (or any party in which he or she has a significant interest) and such issuer or its affiliates.

          D. CORPORATE OPPORTUNITIES Employees shall not take personal advantage of any opportunity properly belonging to a FUND.

          E. INITIAL PUBLIC OFFERINGS Employees may not directly or indirectly acquire securities in an initial public offering.

          F. PRIVATE PLACEMENTS Employees may not directly or indirectly acquire securities in a private placement without the prior approval of the Compliance Officer. Prior to approving a private placement transaction, the Compliance Officer must consider whether the investment opportunity should be reserved for a FUND, and whether such opportunity is being offered to the employee by virtue of the employee's association with the FUND. Any employee who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Compliance Officer if he or she plays a material role in a FUND's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the employee has previously disclosed the ownership of the privately placed security in compliance


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          with the preclearance requirements of this section. Once disclosure is given, an independent review of the FUND's investment decision will be made.

          G. SERVICE AS A DIRECTOR Employees may shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Compliance Officer that the board service would be consistent with the interests of a FUND and its shareholders.

          H.  SHORT-TERM  TRADING  PROFITS  Employees  shall not profit from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days if such securities are held by a FUND. Any profits realized on such short-term trades shall be disgorged to charity. The designated Compliance Officer may grant exceptions to this prohibition in whole or in part and upon such conditions as the Compliance Officer may impose if the Compliance Officer determines that no harm resulted to a Fund and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

          I. FUND TRANSACTIONS BY PORTFOLIO MANAGER J. Jeffrey Auxier is prohibited from redeeming shares of a FUND while acting as portfolio manager of the Fund.

          J. OTHER PROHIBITED TRANSACTIONS Employees shall not:

               (1) induce or cause a FUND to take actions or to fail to take action, for personal benefit rather than for the benefit of the FUND;

               (2) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to, and approval by, the designated Compliance Officer prior to establishing such an account;

               (3) use knowledge of portfolio transactions of a FUND for their personal benefit or the personal benefit of others;

               (4) violate the anti-fraud provisions of the federal or state securities laws; or

               (5) buy securities directly from or sell securities to a FUND or other AAM managed accounts.

VII. GIFTS AND PAYMENTS

An employee may not accept special fees, gifts, or payments from anyone who has a business relationship with AAM, including brokers who promote research and others, seeking to initiate a contractual, financial, service, or supply relationship with AAM.


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Employees  are required to report any gift  received to the  compliance  officer within one business day of receipt of the gift.


You may accept gifts of nominal value that are given by vendors or customers at Christmas and on other special occasions. In addition, it may be good business practice to accept occasional luncheon and dinner invitations, tickets, promotional material, or similar courtesies, as long as these gratuities are infrequent and do not have any bearing on any financial transaction.


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                                   APPENDIX A

                              DEFINITIONS OF TERMS

1. BENEFICIAL OWNER shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an employee of AAM owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

2. INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

3. FUND is any registered investment company for which AAM provides investment advisory of subadvisory services.

4. CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Compliance Officer based upon the facts and circumstances of a given situation.

5. SECURITY HELD OR TO BE ACQUIRED BY a Fund means

     (i) any security which, with the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

     (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security.



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